UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

January 15, 2019
(Date of earliest event reported)

LABORATORY CORPORATION OF
AMERICA HOLDINGS
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-11353	13-3757370
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

358 South Main Street,
Burlington, North Carolina	27215	336-229-1127
(Address of principal executive offices)	(Zip Code)	(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

LabCorp® (NYSE: LH) a leading global life sciences company, and the Texas Association of Community Health Centers, Inc. (TACHC) a private, non-profit association of approximately 75 community health centers with more than 500 service locations across Texas serving the most vulnerable populations, today announced that they have entered into an agreement for LabCorp to be the exclusive preferred laboratory for TACHC.

This new agreement extends a relationship of more than 25 years and will provide enhanced laboratory services for more than one million patients who receive care from community health centers that are members of TACHC. LabCorp is a leading global life sciences company providing comprehensive laboratory services and end-to-end drug development services. TACHC is a private, non-profit association of approximately 75 community health centers with more than 500 service locations across Texas, which provides necessary health care services to the most vulnerable populations

Exhibit Index	Exhibit 99.1	Press release of the Company, dated January 15, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LABORATORY CORPORATION OF AMERICA HOLDINGS
Registrant

By:	/s/ EDWARD T. DODSON
Edward T. Dodson
Chief Accounting Officer

January 15, 2019